UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 25, 2012

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Capital Bank Financial Corp. (“Capital Bank Financial”), formerly known as North American Financial Holdings, Inc., a North Carolina-based national bank holding company, and Southern Community Financial Corporation (“Southern Community”) announced today that they have agreed to amend the previously announced Agreement and Plan of Merger between the parties pursuant to which Capital Bank Financial has agreed to acquire Southern Community. The amendment provides that the consideration to be paid by Capital Bank Financial will consist entirely of cash, in an amount equal to $3.11 per share of Southern Community common stock.

In addition, and upon consummation of the transaction, Southern Community’s shareholders will continue to receive a Contingent Value Right, entitling them to cash proceeds of up to $1.30 per share, based on the credit performance of Southern Community’s legacy loan portfolio over the five years following closing.

The amendment also modifies certain of the conditions to the closing of the merger. The transaction is subject to the approval of Southern Community’s shareholders, receipt of any required regulatory approvals and other customary closing conditions, and is expected to be consummated in the third quarter of 2012.

A joint press release describing this event was issued by Southern Community and CBF on June 26, 2012. The press release is included as Exhibit 99.1 to this Form 8-K. and incorporated herein by reference.

Additional Information About this Transaction

In connection with the proposed transaction, Southern Community Financial Corporation (“SCMF”) intends to file with the SEC a proxy statement. SCMF also plans to file other relevant documents with the SEC regarding the proposed transaction. THE SHAREHOLDERS OF SCMF ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders of SCMF will be able to obtain a free copy of the proxy statement (when available) and the other documents filed by SCMF with the SEC at the SEC’s website at sec.gov. or by accessing SCMF’s website at http://www.smallenoughto care.com under the heading "Investor Relations" or by directing a request by telephone or mail to Southern Community Financial Corporation, 4605 Country Club Road, Winston-Salem, North Carolina 27104-3521, Attention: Corporate Secretary, (336) 768-8500.

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

Participants in the Solicitation

SCMF and its directors, executive officers, certain members of management, and employees may have interests in the proposed transaction or be deemed to be participants in the solicitation of proxies of SCMF’S shareholders to approve the matters necessary to be approved to facilitate the proposed transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for SCMF’S Annual Meeting of Shareholders filed with the SEC on April 13, 2011. Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Copy of joint press release dated June 26, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

Date: June 26, 2012	By:	/s/ F. Scott Bauer
	Name:	F. Scott Bauer
	Title:	President and Chief Executive Officer